As filed with the Securities and Exchange Commission on May 24, 1999

                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               VISTA BANCORP, INC.
             (Exact name of registrant as specified in its charter)

          New Jersey                                          22-2870972
(State or other jurisdiction of                            (I.R.S. Employer
incorporation of organization)                            Identification No.)

                       305 Roseberry Street, P.O. Box 5360
                         Phillipsburg, New Jersey 08865
                            Telephone: (908) 859-9500
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

              Vista Bancorp, Inc. 1999 Employee Stock Purchase Plan
                            (Full title of the Plan)

             BARBARA HARDING, PRESIDENT and CHIEF EXECUTIVE OFFICER
                               VISTA BANCORP, INC.
                       305 Roseberry Street, P.O. Box 5360
                         Phillipsburg, New Jersey 08865
                            Telephone: (908) 859-9500
                (Name, address, including ZIP code, and telephone
               number, including area code, of agent for service)

                                 With a Copy To:
                             JOHN B. LAMPI, ESQUIRE
                         SAUL, EWING, REMICK & SAUL LLP
                          Penn National Insurance Tower
                        2 North Second Street, 7th Floor
                         Harrisburg, Pennsylvania 17101
                            Telephone: (717) 257-7595

                                   ----------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                           Proposed maximum           Proposed maximum
 Title of securities to be   Amount to be registered   offering price per share      aggregate offering      Amount of registration
        registered                                                (1)                    price (1)                  fee (1)
------------------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value         25,000 shares                 $18.75                    $468,750                  $130.31
      $.50 per share
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(h) and based upon the average of the high and low prices of the Common Stock as reported on the NASDAQ Stock Market on May 19, 1999.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                      Index to Exhibits Found on Pages R-15

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     Vista Bancorp, Inc. (the "Registrant") hereby incorporates by reference in this registration statement the documents listed below and hereby further states that all such documents subsequently filed by it pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

     (a) The Registrant's annual report on SEC Form 10-K for the year ended December 31, 1998 and on SEC Form 10-Q for the quarters ended March 31, 1999 and 1998, previously filed by the Registrant with the Securities and Exchange Commission (the "SEC"), pursuant to the 1934 Act, are hereby incorporated by reference into the Prospectus;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the registrant document referred to in (a) above; and

     (c) the description of the Registrant's Common Stock, par value $.50 per share, contained on pages 52-55 of the Prospectus which was a part of Pre-effective Amendment No. 1 to Form S-2 (No. 33-97886), filed on October 30, 1995 with the Commission, including any amendment or report filed with the Commission for the purpose of updating such description.


Item 4.  DESCRIPTION OF SECURITIES

A.   DESCRIPTION OF COMMON STOCK

     The Registrant is authorized to issue 10,000,000 shares of Common Stock, par value $.50 per share, of which 4,583,054 shares were issued and outstanding as of March 31, 1999. The remaining 5,416,946 authorized but unissued shares of Common Stock may be issued by the Board of Directors without further shareholder approval, subject to preemptive rights of shareholders. The Registrant's shareholders are entitled to one vote per share on all matters presented to them and have cumulative voting rights in the election of directors.

     Cumulative voting rights with respect to the election of directors means that each shareholder has the right, in person or by proxy, to multiply the number of votes to which he or she is entitled by the number of directors to be elected and to cast the whole number of such votes for one candidate or distribute them among two or more candidates.

     Except for the shares of the Common Stock reserved for issuance pursuant to the Registrant's Dividend Reinvestment and Stock Purchase Plan, Employee Stock Purchase Plan and Board of Directors Stock Purchase Plan, a shareholder has a preemptive right to subscribe for securities, option rights or securities having option rights, issued for cash by the Registrant. Securities (or any option rights or securities having conversion or option rights with respect to such securities) that have been offered to shareholders at a price and upon terms fixed and that have not been subscribed for by them within the time fixed by the Board of Directors, may be thereafter offered for a period not to exceed one year after the expiration of such time period to any person or persons at a price and upon terms not more favorable than those at which the shares were first offered to the shareholders of the Registrant.

     The Common Stock has no redemption or repurchase provisions. The Shares are non-assessable and require no sinking fund. Each shareholder is entitled to receive dividends that may be declared by the Board of Directors and to share pro rata in the event of dissolution or liquidation.

     In some jurisdictions, shares of Common Stock of a general business corporation, such as the Registrant, may be treated differently from shares of stock of a bank and trust company, and therefore, may be subject to personal property taxation.

B.   ANTI-TAKEOVER PROVISIONS

     The Amended Certificate of Incorporation and by-laws of the Registrant contain certain provisions which may be deemed to be "anti-takeover" in nature in that such provisions may deter, discourage or make more difficult the assumption of control of the Registrant by another corporation or person through a tender offer, merger, proxy contest or similar transaction or series of transactions.

     One of these provisions is the authorization of 10,000,000 shares of Common Stock. These additional common shares were authorized for the purpose of providing the Board of Directors of the Registrant with as much flexibility as possible in issuing additional shares for proper corporate purposes, including financing, acquisitions, stock dividends, stock splits, employee incentive plans, and other similar purposes. However, these additional shares may also be used by the Board of Directors (if consistent with its fiduciary responsibilities) to deter future attempts to gain control over the Registrant. Shareholders of the Registrant will have preemptive rights with respect to the purchase of these shares.

     Provision for a staggered Board of Directors has been included in the Registrant's Amended Certificate of Incorporation. The Board believes that a classified Board will help to assure continuity and stability of corporate leadership and policy, although there has not been any problem with continuity on the Board of Directors. In addition, the Board believes that a classified Board helps to moderate the pace of any change in control of the Board of Directors by extending the time required to elect a majority of the directors to at least two successive annual meetings. Since this extension of time also tends to discourage a tender offer or takeover bid, and to make it more difficult for a majority of shareholders to change the composition of the Board of Directors even though this may be considered desirable for them, this provision may also be deemed to be "anti-takeover" in nature.

     Article 9 of the Registrant's Amended Certificate of Incorporation enables the Board to oppose a tender offer on the basis of factors other than economic benefit to shareholders, such as: the impact the acquisition of the Registrant would have on the community; the effect of the acquisition upon shareholders, employees, depositors and customers, and the reputation and business practices of the tender offeror. This provision was included in the Registrant's Amended Certificate of Incorporation to permit the Board of Directors to recognize its responsibilities to these constituent groups and to the Registrant, the Bank Subsidiaries and the communities which they serve.

     Another provision of the Registrant's Amended Certificate of Incorporation provides that any merger, consolidation, sale of assets or similar transaction requires the affirmative vote of: (1) the holders of 75% of the Registrant's outstanding stock, or (ii) the holders of 66 2/3% of the Registrant's outstanding stock, provided that such transaction has received the prior approval of 80% of the entire Board of Directors. The Act provides that unless otherwise prescribed in the Amended Certificate of Incorporation, such transactions require the approval of a majority of the outstanding shares. Without this greater voting requirement, the Registrant believes that the shareholders would be inadequately protected from the potential abuses of unsolicited takeover attempts.

     Article 10 of the Registrant's Amended Certificate of Incorporation, also regarding business combinations, includes a "fair price" provision. Under this provision no merger, consolidation, or liquidation of the Registrant would be valid unless all shareholders receive the same price for their stock. The Board of Directors has observed that it has become a relatively common practice in corporate takeovers to pay cash to acquire a controlling equity interest and then to pay the remaining shareholders a price for their shares which is lower than the price paid to acquire control or is a less desirable form of consideration, as the case may be. This provision is designed to protect minority shareholders from a purchaser who uses a two-tiered pricing tactic in an attempt to take control of the Registrant. The provision is not designed to prevent or discourage tender offers for the Registrant in which all shareholders receive substantially the same price for their shares.

     The Act provides that the certificate of incorporation of a New Jersey corporation (such as the Registrant) may be amended by the affirmative vote of a majority of the outstanding voting stock of such corporation, except as otherwise provided by such corporation's certificate of incorporation. The Registrant's Amended Certificate of Incorporation, however, provides that certain provisions designed to protect the Registrant from an unfriendly takeover attempt can only be amended by an affirmative vote of holders of at least 75% of the outstanding voting stock of the Registrant unless approved by the affirmative vote of 80% of the entire Board of Directors, in which case approval by only 66 2/3% of the outstanding voting stock is required. On other matters, the Amended Certificate of Incorporation of the Registrant can be amended by an affirmative vote of the holders of a majority of outstanding voting stock. The Registrant believes that this procedural provision is essential to preserve the substantive provisions of the Registrant's Amended Certificate of Incorporation.

     Finally, the by-laws provide that nominations of candidates for election as directors of the Registrant, other than those made by Board of Directors, must be made in writing and delivered or mailed to the Secretary of the Registrant not less than fifteen (15) days prior to any shareholders' meeting called for the election of directors. The notification must contain certain information known to the nominating shareholder. The Board believes that this provision avoids surprise nominations and ensures that there is adequate time for the Registrant to be informed of the backgrounds and qualifications of candidates for election as directors. However, this by-law provision could be viewed as "anti-takeover" in nature since it may make it more difficult for shareholders to nominate candidates and may give an advantage to incumbent directors' nominees.

     The overall effect of these provisions may be to deter a future tender offer or other takeover attempt that some shareholders might view to be in their best interests insofar as the offer might include a premium over the market price of the common stock at that time. In addition, these provisions may have the effect of assisting the Registrant's current management in retaining its position and place it in a better position to resist changes which some shareholders may deem desirable if dissatisfied with the conduct of the Registrant's business.

     The Board of Directors has no plans to adopt any other "anti-takeover" provisions and believes that it has no other protection against takeover attempts other than the approval of the regulatory authorities that would be required for an outside party to gain control of the Registrant.

C.   DIVIDENDS

     The Registrant has paid cash dividends since its formation as the parent holding company of Phillipsburg National Bank ("PNB"). Prior to such formation, PNB paid dividends for more than thirty-five (35) years. It is the present intention of the Registrant's Board of Directors to continue the dividend payment policy; however, further dividends must necessarily depend upon earnings, financial condition, appropriate legal restrictions and other factors relevant at the time the Board of Directors considers dividend policy. Cash available for dividend distributions to shareholders of the Registrant must initially come from dividends paid by the Bank Subsidiaries to the Registrant. Therefore, the restrictions on the Bank Subsidiaries dividend payments are directly applicable to the Registrant.

     1.   Dividend Restrictions on PNB

     The Office of the Comptroller of the Currency ("OCC") has issued rules governing the payment of dividends by national banks. PNB may not pay dividends from capital (unimpaired common and preferred stock outstanding), but only from retained earnings after deducting losses and bad debts therefrom. "Bad debts" are defined as matured obligations in which interest is past due and unpaid for ninety (90) days, but do not include well-secured obligations that are in the process of collection.

     To the extent that: (1) PNB has capital surplus in an amount in excess of common capital; and (2) if PNB can prove that such surplus resulted from prior period earnings, PNB, upon approval of the OCC, may transfer earned surplus to retained earnings and thereby increase its dividend paying capacity.

     If, however, PNB has insufficient retained earnings to pay a dividend, the OCC's regulations allow PNB to reduce its capital to a specified level and to pay dividends upon receipt of the approval of the OCC as well as that of the holders of two thirds of the outstanding shares of the Common Stock.

     PNB may not pay any dividends on its capital stock during the period in which it may be in default in the payment of its assessment for deposit insurance premium due to the Federal Deposit Insurance Corporation ("FDIC") , nor may it pay dividends on Common Stock until any cumulative dividends on PNB's preferred stock (if any) have been paid in full. PNB has never been in default in the payments of its assessments to the FDIC; and, moreover, PNB has no outstanding preferred stock. In addition, under the Federal Deposit Insurance Act (912 U.S.C. ss.1818), dividends cannot be declared and paid if the OCC obtains a cease and desist order because such payment would constitute an unsafe and unsound banking practice. PNB's unrestricted retained earnings and net income available that could be paid as a dividend to the Registrant under the current OCC regulations were $5.6 million as of March 31, 1999.

     2.   Dividend Restrictions on Twin Rivers

     Similar to PNB, the dividends of Twin Rivers Community Bank ("Twin Rivers") are also subject to certain regulatory considerations and the discretion of its Board of Directors and will depend upon a number of factors, including operating results, financial conditions and general business conditions. The Registrant is entitled to receive dividends, as and when declared by the Board of Directors of Twin Rivers, out of funds legally available therefor, subject to the restrictions set forth in the Pennsylvania Banking Code of 1965 (the "Pennsylvania Banking Code") and the Federal Deposit Insurance Act.

     The Pennsylvania Banking Code provides that cash dividends may be declared and paid only out of accumulated net earnings and that, prior to the declaration of any dividend, if the surplus of Twin Rivers is less than the amount of its capital, Twin Rivers shall, until surplus is equal to such amount, transfer to surplus an amount which is at least 10% of the net earnings of Twin Rivers for the period since the end of the last fiscal year or for any shorter period since the declaration of a dividend. If the surplus of Twin Rivers is less than 50% of the amount of capital, no dividend may be declared or paid without the prior approval of the Pennsylvania Department of Banking ("Department") until such surplus is equal to 50% of Twin Rivers' capital.

     As  of  March  31,  1999,   there  was  $1.3   accumulated   net  earnings,
respectively, available at Twin Rivers that could be paid as a dividend to Vista under current Pennsylvania law.

     The Federal Deposit Insurance Act generally prohibits all payments of dividends by any bank which is in default on any assessment for deposit insurance premium to the FDIC.

     3.   Dividend Restrictions on the Registrant

     Under the Act, the Registrant may not pay a dividend if, after giving effect thereto, either (a) the Registrant would be unable to pay its debts as they become due in the usual course of business or (b) the Registrant's total assets would be less than its total liabilities. The determination of total assets and liabilities may be based upon: (i) financial statements prepared on the basis of generally accepted accounting principles; (ii) financial statements that are prepared on the basis of other accounting practices and principles that are reasonable under the circumstances; or (iii) a fair valuation or other method that is reasonable under the circumstances.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 14A:3-5(2) of the Act (relating to indemnification in connection with third party actions) provides that the Registrant has the power to indemnify any person who is or was a director, officer, employee or agent of the Registrant and any person who is or was a director, officer, employee or agent of any domestic or foreign corporation, partnership, joint venture, sole proprietorship trust or other enterprise whether or not for profit and who is serving at the request of the Registrant or the legal representative of any such director, officer, trustee, employee or agent (the "Corporate Agent") against his expenses and liabilities in connection with any proceeding involving the Corporate Agent by reason of his being or having been such a Corporate Agent, other than a proceeding by or in the right of the Registrant, if

     (a) such Corporate Agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and

     (b) with respect to any criminal proceeding, such Corporate Agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such Corporate Agent did not meet the applicable standards of conduct set forth above.

     Under Section 14A:3-5(3) of the Act (relating to indemnification in connection with derivative actions), the Registrant has the power to indemnify a Corporate Agent against his expenses in connection with any proceeding by or in the right of the Registrant to procure a judgment in its favor which involves the Corporate Agent by reason of his being or having been such Corporate Agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such Corporate Agent shall have been adjudged to be liable to the Registrant, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such Corporate Agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

     Section 14A:3-5(4) of the Act (relating to mandatory indemnification) states that the Registrant shall indemnify a Corporate Agent against expenses to the extent that such Corporate Agent has been successful on the merits or otherwise in any proceeding referred to in subsections 14A:3-5(2) (relating to indemnification in connection with third party actions) and 14A:3-5(3) (relating to indemnification in connection with derivative actions) or in defense of any claim, issue or matter therein.

     Furthermore, under Section 14A:3-5(5) of the Act (relating to procedure for effecting indemnification), any indemnification under subsection 14A:3-5(2) (relating to indemnification in connection with third party actions) and, unless ordered by a court, under subsection 14A:3-5(3) (relating to indemnification in connection with derivative actions) may be made by the Registrant only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the Corporate Agent met the applicable standard of conduct set forth in subsection 14A:3-5(2) (relating to indemnification in connection with third party actions) or subsection 14A:3-5(3) (relating to indemnification in connection with derivative actions). Unless otherwise provided in the certificate of incorporation or bylaws, such determination shall be made:

     (a) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

     (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors; or

     (c) by the shareholders if the certificate of incorporation or bylaws or a resolution of the board of directors or of the shareholders so directs.

     Section 14A:3-5(6) of the Act (relating to advancing expenses) states that expenses incurred by a Corporate Agent in connection with a proceeding may be paid by the Registrant in advance of the final disposition of the proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the Corporate Agent to repay such amount if it shall ultimately be determined that such Corporate Agent is not entitled to be indemnified as provided by the Act.

     Section  14A:3-5(7)  of the  Act  provides  that  if the  Registrant,  upon application of a Corporate Agent, has failed or refused to provide indemnification as required under subsection 14A:3-5(4) (relating to mandatory indemnification) or permitted under subsections 14A:3-5(2) (relating to indemnification in connection with third party actions), 14A:3-5(3) (relating to indemnification in connection with derivative actions) and 14A:3-5(6) (relating to advancing expenses), a Corporate Agent may apply to a court for an award of indemnification by the Registrant, and such court:

     (a) may award indemnification to the extent authorized under subsections 14A:3-5(2) (relating to indemnification in connection with third party actions) and 14A:3-5(3) (relating to indemnification in connection with derivative actions) and shall award indemnification to the extent required under subsection 14A:3-5(4) (relating to mandatory indemnification), notwithstanding any contrary determination which may have been made under subsection 14A:3-5(5) (relating to the procedure to effect indemnification); and

     (b) may allow reasonable expenses to the extent authorized by, and subject to the provisions of, subsection 14A:3-5(6) (relating to advancing expenses), if the court shall find that the Corporate Agent has by his pleadings or during the course of the proceeding raised genuine issues of fact or law.

     Application for such indemnification may be made:

     (a) in the civil action in which the expenses were or are to be incurred or other amounts were or are to be paid; or

     (b) to the Superior Court in a separate proceeding. If the application is for indemnification arising out of a civil action, it shall set forth reasonable cause for the failure to make application for such relief in the action or proceeding in which the expenses were or are to be incurred or other amounts were or are to be paid.

     Section 14A:3-5(7) of the Act further stipulates that the application shall set forth the disposition of any previous application for indemnification and shall be made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by direction of the court to which it is made. Such application shall be upon notice to the Registrant. The court may also direct that notice shall be given at the expense of the Registrant to the shareholders and other such persons as it may designate in such manner as it may require.

     Finally, Section 14A:3-5(7) of the Act states that the indemnification and advancement of expenses provided by or granted pursuant to the Act shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the Registrant, to which a Corporate Agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a Corporate Agent, if a judgment or other final adjudication adverse to the Corporate Agent establishes that his acts or omissions were:

     (a)  in  breach  of  his  duty  of  loyalty  to  the   Registrant   or  its
          shareholders,

     (b)  not in good faith or involved a knowing violation of law, or

     (c) resulted in receipt by the Corporate Agent of an improper personal benefit.

     Section 14A:3-5(9) of the Act (relating to the power to purchase insurance) specifies that the Registrant shall have the power to purchase and maintain insurance on behalf of any Corporate Agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a Corporate Agent, whether or not the Registrant would have the power to indemnify him against such expenses and liabilities under the provisions of the Act. The Registrant may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Registrant whether or not such insurer does business with other insureds.

     Section 14A:3-5(10) of the Act states that the powers granted by the Act may be exercised by the Registrant, notwithstanding the absence of any provision in its certificate of incorporation or bylaws authorizing the exercise of such powers. However, except as required by subsection 14A:3-5(4) (relating to mandatory indemnification), no indemnification shall be made or expenses advanced by the Registrant, and none shall be ordered by a court, if such action would be inconsistent with a provision of the certificate of incorporation, a bylaw, a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the proceeding, which prohibits, limits or otherwise conditions the exercise of indemnification powers by the Registrant or the rights of indemnification to which a Corporate Agent may be entitled.

     The Act however, does not limit the Registrant's power to pay or reimburse expenses incurred by a Corporate Agent in connection with the Corporate Agent's appearance as a witness in a proceeding at a time when the Corporate Agent has not been made a party to the proceeding.

     In  addition,  section  14A:6-1  of  the  Act  (relating  to the  Board  of
Directors) declares that unless otherwise provided by statute or in a corporation's certificate of incorporation, the business and affairs of the Registrant shall be managed by or under the direction of its board. Furthermore, in discharging his duties to the Registrant and in determining what he reasonably believes to be in the best interest of the Registrant, a director may, in addition to considering the effects of any action on shareholders, consider any of the following:

     (a) the effects of the action on the Registrant's employees, suppliers, creditors and customers;

     (b) the effects of the action on the community in which the Registrant operates; and

     (c) the long term as well as the short-term interests of the Registrant and its shareholders, including the possibility that these interests may best be served by the continued independence of the Registrant.

     Section 14A:6-1 of the Act also states that if on the basis of the factors above, the board of directors determines that any proposal or offer to acquire the Registrant is not in the best interest of the Registrant, it may reject such proposal or offer. If the board of directors determines to reject any such proposal or offer, the board of directors shall have no obligation to facilitate, remove any barriers to, or refrain from impeding the proposal or offer.

     Section 14A:6-14 of the Act (relating to liability of directors; reliance on records and report) states that directors and members of any committee designated by the board shall discharge their duties in good faith and with that degree of diligence, care and skill which ordinarily prudent people would exercise under similar circumstances in like positions.

     In discharging their duties, directors and members of any committee designated by the board shall not be liable if, acting in good faith, they rely

     (a)  upon the opinion of counsel for the corporation;

     (b) upon written reports setting forth financial data concerning the Registrant and prepared by an independent public accountant or certified public accountant or firm of such accountants;

     (c) upon financial statements, books of account or reports of the Registrant represented to them to be correct by the president, the officer of the Registrant having charge of its books of account, or the person presiding at a meeting of the board; or

     (d)  upon written reports of committees of the board.

     Article V of the Registrant's by-laws provides that the Registrant shall indemnify, to the full extent authorized by law, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Registrant or served or serves any other enterprise at the request of the Registrant.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the manner has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.


Item 8.  EXHIBITS

     The Vista Bancorp, Inc. Employee Stock Purchase Plan, as amended, is not subject to the requirements of the Employee Retirement Insurance Security Act of 1974.

 Exhibit Number Referred to
in Item 601 of Regulation S-K                 Description of Exhibit
-----------------------------                 ----------------------

           4                        Vista  Bancorp,  Inc.  1999  Employee  Stock
                                    Purchase Plan.

           5 Opinion of Saul, Ewing, Remick & Saul LLP, Special Counsel to the Registrant, as to the legality of the shares of the Registrant's stock being registered.

           15                       Not Applicable.

           23A Consent of Saul, Ewing, Remick & Saul LLP, Special Counsel to the Registrant.

           23B                      Consent of Rudolph,  Palitz  LLP,  Certified
                                    Public   Accountants  of  Plymouth  Meeting,
                                    Pennsylvania.

           24 Power of Attorney given by the Officers and Directors of the Registrant.

           25                       Not Applicable.

           26                       Not Applicable.

           27                       Not Applicable.

           28                       Not Applicable.

           99A                      Report of Rudolph, Palitz LLP, dated January
                                    29, 1999.

           99B                      Financial Data Schedule.


Item 9.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the 1933 Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (h) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     The Registrant: Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Phillipsburg, State of New Jersey, on May 21, 1999.


                                             VISTA BANCORP, INC.


                                        By:  /s/ Barbara Harding
                                             -----------------------------
                                             Barbara Harding, President and
                                               Chief Executive Officer



     The Plan: Pursuant to the requirements of the Securities Act of 1933, the members of the Executive Committee have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Phillipsburg, State of New Jersey, on May 21, 1999.


                                             VISTA BANCORP, INC.
                                               EXECUTIVE COMMITTEE


                                        By:  /s/ Richard A. Cline
                                             -----------------------------
                                             Richard A. Cline


                                        By:  /s/ Harold J. Curry
                                             -----------------------------
                                             Harold J. Curry


                                        By:  /s/ Barry L. Hajdu
                                             -----------------------------
                                             Barry L. Hajdu


                                        By:  /s/ Mark A. Reda
                                             -----------------------------
                                             Mark A. Reda

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barbara Harding and William F. Keefe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and his/her name, place and stead, in any and all capacities (including his/her capacity as a director or officer of Vista Bancorp, Inc., as the case may be), to sign any and all amendments (including post-effective amendments to this Registration Statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                            Title                                Date
---------                                            -----                                ----

/s/ Richard A. Cline                               Director                           May 21, 1999
---------------------------
Richard A. Cline

/s/ Harold J. Curry                          Director and Chairman                    May 21, 1999
---------------------------
Harold J. Curry

/s/ Dale F. Falcinelli                             Director                           May 21, 1999
---------------------------
Dale F. Falcinelli

/s/ James T. Finegan, Jr.                          Director                           May 21, 1999
---------------------------
James T. Finegan, Jr.

/s/ Barry L. Hajdu                                 Director                           May 21, 1999
---------------------------
Barry L. Hajdu

/s/ Barbara Harding                         President and Director                    May 21, 1999
---------------------------                (Chief Executive Officer)
Barbara Harding

/s/ David L. Hensley                 Executive Vice President and Director            May 21, 1999
---------------------------
David L. Hensley

/s/ Mark A. Reda                                   Director                           May 21, 1999
---------------------------
Mark A. Reda

/s/ Marc S. Winkler                  Executive Vice President and Director            May 21, 1999
---------------------------
Marc S. Winkler

/s/ J. Marshall Wolff                              Director                           May 21, 1999
---------------------------
J. Marshall Wolff

/s/ William F. Keefe                       Executive Vice President,                  May 21, 1999
---------------------------               and Chief Financial Officer
William F. Keefe                 (Principal Financial and Accounting Officer)

/s/ Jill A. Pursell                 Assistant Vice President and Secretary            May 21, 1999
---------------------------
Jill A. Pursell

                                INDEX TO EXHIBITS

Item Number                     Description                                         Page
-----------                     -----------                                         ----

    4          Vista Bancorp, Inc. 1999 Employee Stock Purchase Plan............     S-1

    5          Opinion  of  Saul,  Ewing,  Remick  & Saul  LLP,  Special
               Counsel  to the  Registrant,  as to the  legality  of the
               shares
               of the Registrant's  common stock being registered ..............     S-7

    23A        Consent of Saul, Ewing, Remick & Saul LLP, Special
               Counsel to Registrant found at Exhibit 5 hereto..................    S-10

    23B        Consent of Rudolph, Palitz LLP, Certified Public
               Accountants, of Plymouth Meeting, Pennsylvania...................    S-11

    99A        Report of Rudolph, Palitz LLP, dated January 29, 1999............    S-13

    99B        Financial Data Schedule..........................................    S-15